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                                                                     EXHIBIT 5.1

                   [LETTERHEAD OF OGDEN NEWELL & WELCH PLLC]

                                 April 29, 2003


Brown-Forman Corporation
850 Dixie Highway
Louisville, KY 40210

      RE: EXCHANGE OFFER FOR $250,000,000 2 1/8% NOTES DUES 2006 AND $350,000,000 3% NOTES DUE 2008
            REGISTRATION STATEMENT ON FORM S-4

Members of the Board of Directors:

      This letter is in response to your request for our opinion in connection with the Registration Statement on Form S-4, registration number 333-104657 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), first filed with the Securities and Exchange Commission on April 21, 2003, of Brown-Forman Corporation (the "Corporation") relating to an offer to exchange (the "Exchange Offer") an aggregate principal amount of up to $250,000,000 2 1/8% Notes Due 2006 and $350,000,000 3% Notes Due 2008
(collectively, the "Exchange Notes"), which have been registered under the Securities Act, for an equal principal amount of its outstanding $250,000,000
2 1/8% Notes Due 2006 and $350,000,000 3% Notes Due 2008.

      We have examined the Indenture between the Corporation and National City Bank, under which the Exchange Notes are to be authenticated (the "Indenture"), filed as an exhibit to the Registration Statement, and such other documents, records and matters of law as we deemed necessary to form the basis of the opinion hereinafter expressed.

      We have assumed the genuineness of the signatures on all documents reviewed and the authenticity of such documents and that the documents submitted to us as copies conform to the originals. We have relied on certificates of public officials and upon certificates of officers of the Corporation as to factual matters.

      We are of the opinion that the Exchange Notes are duly authorized and, upon the execution and delivery of the Exchange Notes by the Corporation pursuant to the Exchange Offer and the
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Brown-Forman Corporation
April 29, 2003

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authentication of the Exchange Notes by the trustee pursuant to the Indenture, will be legally and validly issued and binding obligations of the Corporation.

      We consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement.

                                            Sincerely,


                                            /S/ OGDEN NEWELL & WELCH PLLC
                                            -----------------------------
                                            OGDEN NEWELL & WELCH PLLC